UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008

The Parent Company

(Exact name of registrant as specified in its charter)

Colorado	1-32577	65-0797093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 17th Street, Suite 1300

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 228-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Attached hereto as Exhibit 99.1 and incorporated by reference herein are the registrant’s Consolidated Balance Sheets as of February 2, 2008 and February 3, 2007, Consolidated Statements of Operations for each of the two years ended February 2, 2008, Consolidated Statements of Cash Flows for each of the two years ended February 2, 2008, and Consolidated Statements of Stockholders’ Equity for each of the two years ended February 2, 2008 which have been updated to provide additional disclosure. A Report of Independent Registered Public Accounting Firm dated April 30, 2008, except for paragraphs six and seven of Note 2 and Note 15, which are dated as of December 8, 2008, is also included as part of Exhibit 99.1. No changes have been made as a result of updating the historical consolidated financial statements of the registrant and notes thereto, except for paragraphs six and seven of Note 2 and Note 15 to the consolidated financial statements of the registrant. Additionally the Report of the Independent Registered Public Accounting Firm was amended to include a qualification as to the Company’s ability to continue as a going concern.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Historical audited consolidated financial statements of The Parent Company as of February 2, 2008, and February 3, 2007 and for each of the two years in the period ended February 2, 2008, reflecting updated footnote disclosures. Also included is a Report of Independent Registered Public Accounting Firm dated April 30, 2008, except for paragraphs six and seven of Note 2 and Note 15, which are dated as of December 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Parent Company

December 11, 2008	By:	/s/ Michael J. Wagner
		Name:	Michael J. Wagner
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Historical audited consolidated financial statements of The Parent Company as of February 2, 2008, and February 3, 2007 and for each of the two years in the period ended February 2, 2008, reflecting updated footnote disclosures. Also included is a Report of Independent Registered Public Accounting Firm dated April 30, 2008, except for paragraphs six and seven of Note 2 and Note 15, which are dated as of December 8, 2008.